UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2010

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N / A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 5, 2010, Coachmen Industries, Inc. and all of its significant subsidiaries (collectively “Coachmen”) and H.I.G. All American, LLC (the “Lender”) entered into a First Amendment to the Loan Agreement (the “First Amendment”). In the First Amendment, the Lender waived specified Events of Default that had occurred under the Loan Agreement dated October 27, 2009 between the Company and the Lender (the “Loan Agreement”) prior to April 5, 2010.  The Company issued a new warrant to purchase up to 9,557,939 shares of the Company’s common stock (the “New Warrant”) as consideration to the Lender for entering into the First Amendment.

Pursuant to the First Amendment:

•	the price protection feature contained in the Tranche B Note issued pursuant to the Loan Agreement was eliminated;

•	the principal amount of the Tranche B Note was increased by $850,000, reflecting the addition of PIK Interest that was otherwise payable on March 31, 2010;

•	the financial covenants were eased generally;

•
lower financial covenants were provided for the Company’s access to the first $3 million of availability under the revolving credit facility provided in the Loan Agreement, but the Company will be required to issue additional warrants to the Lender if the Company utilizes the lower financial covenants to access the first $3 million of availability; and

•
the Company may obtain a waiver of certain financial covenants by paying a waiver fee, in cases where the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA’) shortfall is less than $500,000, or by issuing additional warrants, if the EBITDA shortfall is greater than $500,000, but less than $1 million.

The warrant originally issued pursuant to the Loan Agreement (the “Original Warrant”) and the Tranche B Note were amended and restated to reflect the anti-dilution adjustments that occurred as a result of the issuance of the New Warrant. The Original Warrant, as amended, now can be exercised for 10,925,926 shares, and the Tranche B Note now can be converted into 17,728,758 shares (including the PIK Interest). The amended and restated Original Warrant, the New Warrant and the amended and restated Tranche B Note all contain anti-dilution protection in the event the Company issues in excess of 16,403,409 shares of its common stock. The outstanding principal of the amended and restated Tranche B Note (including PIK Interest) is convertible into shares of the Company’s common stock at an initial conversion price of $0.612 per share.

The Amendment contains customary representations and warranties and covenants, including a prohibition on dividends, of the Company, and provides for the acceleration of the obligations of the Company upon the occurrence of certain events of default.

A copy of the Amendment, the Amended and Restated Warrant, the First Amendment to Registration Rights Agreement, and newly executed Common Stock Purchase Warrant are being filed as Exhibits 2.1, 4.4, 4.5, and 4.6, respectively, to this report and are incorporated by reference into this Section 1.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

ITEM 3.02                      UNREGISTERED SALE OF EQUITY SECURITIES

See Item 1.01 above. The Company sold the securities in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933.

ITEM 3.03                      MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

See Item 1.01 above.

ITEM 9.01                     FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibits are furnished as a part of this Report:

2.1	First Amendment to Loan Agreement dated April 5, 2010 between H.I.G. All American, LLC, the Company, and several of the Company’s subsidiaries

4.3	Amended and Restated Secured Subordinated Convertible Tranche B Note, dated April 5, 2010, by and among H.I.G. All American, LLC, the Company, and several of the Company’s subsidiaries

4.4	Amended and Restated Warrant, dated April 5, 2010, by and between H.I.G. All American, LLC and the Company

4.5	First Amendment to Registration Rights Agreement, dated April 5, 2010, by and between H.I.G. All American, LLC and the Company

4.6	Common Stock Purchase Warrant, dated April 5, 2010, by and between H.I.G. All American, LLC and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:	April 9, 2010	By:	/s/ Martin Miranda

Martin Miranda, Secretary
Printed Name and Title